INSIGHT PHARMACEUTICALS CORPORATION AND SUBSIDIARY Consolidated Financial Statements December 31, 2013 and 2012 (With Independent Auditors’ Report Thereon) Exhibit 99.1

INSIGHT PHARMACEUTICALS CORPORATION AND SUBSIDIARY Table of Contents Page Independent Auditors’ Report 1 Consolidated Balance Sheets, December 31, 2013 and 2012 3 Consolidated Statements of Operations, Years ended December 31, 2013 and 2012 4 Consolidated Statements of Changes in Stockholders’ Equity, Years ended December 31, 2013 and 2012 5 Consolidated Statements of Cash Flows, Years ended December 31, 2013 and 2012 6 Notes to Consolidated Financial Statements 7

KPMG LLP 1601 Market Street Philadelphia, PA 19103-2499 KPMG LLP is a Delaware limited liability partnership, the U.S. member firm of KPMG International Cooperative (“KPMG International”), a Swiss entity. Independent Auditors’ Report The Board of Directors Insight Pharmaceuticals Corporation: We have audited the accompanying consolidated financial statements of Insight Pharmaceuticals Corporation and Subsidiary, which comprises the balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements. Management’s Responsibility for the Financial Statements Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. Auditors’ Responsibility Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

2 Opinion In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Insight Pharmaceuticals Corporation and Subsidiary as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended, in accordance with U.S. generally accepted accounting principles. April 9, 2014

INSIGHT PHARMACEUTICALS CORPORATION AND SUBSIDIARY Consolidated Balance Sheets December 31, 2013 and 2012 (Dollars in thousands) Assets 2013 2012 Current assets: Cash and cash equivalents $ 2,865 19,873 Restricted cash —     7,714 Accounts receivable, less allowances of $2,213 in 2013 and $2,579 in 2012 22,960 28,851 Inventories, net of reserve of $686 in 2013 and $631 in 2012 27,719 22,330 Prepaid expenses and other current assets 1,478 2,351 Deferred income taxes 3,878 14,166 Total current assets 58,900 95,285 Property and equipment, net 1,874 1,188 Trademarks and other intangibles, net 502,840 503,488 Customer relationships, net 92 222 Deferred debt issuance costs, net 11,885 16,356 Goodwill 8,949 8,949 Total assets $ 584,540 625,488 Liabilities and Stockholders’ Equity Current liabilities: Current portion of long-term debt $ 2,794 2,900 Current portion of contingent consideration 5,498 29,755 Accounts payable 11,786 8,901 Accrued liabilities 6,166 12,703 Total current liabilities 26,244 54,259 Long-term debt, net of current portion 385,806 399,100 Contingent consideration, net of current portion —     5,547 Other liabilities —     776 Deferred income taxes 36,566 40,632 Total liabilities 448,616 500,314 Commitments and contingencies (note 11) Stockholders’ equity: Class A common stock, $0.001 par value. Authorized, 1,250,000 shares; issued and outstanding, 1,162,500 shares as of December 31, 2013 and 2012 1 1 Class B common stock, $0.001 par value. Authorized, 1,250,000 shares; issued and outstanding, 1,162,500 shares as of December 31, 2013 and 2012 1 1 Class C common stock, $0.001 par value. Authorized, 1 share; issued and outstanding, 1 shares as of December 31, 2013 and 2012 —     —     Additional paid-in capital 114,971 114,581 Retained earnings 20,951 10,591 Total stockholders’ equity 135,924 125,174 Total liabilities and stockholders’ equity $ 584,540 625,488 See accompanying notes to consolidated financial statements. 3

INSIGHT PHARMACEUTICALS CORPORATION AND SUBSIDIARY Consolidated Statements of Operations Years ended December 31, 2013 and 2012 (Dollars in thousands) 2013 2012 Net sales $ 175,943 187,879 Cost of goods sold 62,720 67,709 Gross profit 113,223 120,170 Operating expenses (income): Marketing and sales 31,364 36,506 Compensation 6,689 6,596 Depreciation and amortization 7,527 4,610 Accretion on contingent consideration 1,637 5,175 Adjustment of contingent consideration (2,616) (8,011) Shipping and handling 3,350 4,084 Consulting, director, and management fees 991 954 General and administrative 3,243 2,480 Research and development 1,434 606 Supply chain transition costs 8,517 —     Loss on disposal of brands 316 —     Total operating expenses 62,452 53,000 Income from operations 50,771 67,170 Other income (expense): Interest expense (33,581) (38,473) Gain on interest rate swap and cap 345 214 Other expense (113) (68) Income before income taxes 17,422 28,843 Income tax expense 6,312 12,093 Net income $ 11,110 16,750 See accompanying notes to consolidated financial statements. 4

INSIGHT PHARMACEUTICALS CORPORATION AND SUBSIDIARY Consolidated Statements of Changes in Stockholders’ Equity Years ended December 31, 2013 and 2012 (Dollars in thousands) Additional Retained Class A common stock Class B common stock Class C common stock paid-in earnings Shares Amount Shares Amount Shares Amount capital (deficit) Total Balance, December 31, 2011 1,162,500 $ 1 1,162,500 $ 1 1 $ —     114,289 (5,283) 109,008 Stock-based compensation expense —     —     —     —     —     —     292 —     292 Dividends paid —     —     —     —     —     —     —     (876) (876) Net income —     —     —     —     —     —     —     16,750 16,750 Balance, December 31, 2012 1,162,500 1 1,162,500 1 1 —     114,581 10,591 125,174 Stock-based compensation expense —     —     —     —     —     —     390 —     390 Dividends paid —     —     —     —     —     —     —     (750) (750) Net income —     —     —     —     —     —     —     11,110 11,110 Balance, December 31, 2013 1,162,500 $ 1 1,162,500 $ 1 1 $ —     114,971 20,951 135,924 See accompanying notes to consolidated financial statements. 5

INSIGHT PHARMACEUTICALS CORPORATION AND SUBSIDIARY Consolidated Statements of Cash Flows Years ended December 31, 2013 and 2012 (Dollars in thousands) 2013 2012 Cash flows from operating activities: Net income $ 11,110 16,750 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation 348 225 Amortization and impairment 7,179 4,385 Deferred income tax expense 6,222 11,996 Loss on disposal of brands 316 —     Accretion on contingent consideration, net of payments 118 3,498 Adjustment of contingent consideration (2,616) (8,011) Provision for inventory reserves (55) (76) Provision for accounts receivable allowances (366) 186 Gain on interest rate swap and cap (345) (214) Stock-based compensation 390 292 Changes in assets and liabilities net of the effect of acquisitions: Accounts receivable 6,257 (10,600) Inventories (5,334) (580) Prepaid expenses and other current assets 873 (671) Accounts payable 2,885 (825) Accrued liabilities (7,192) (3,203) Other liabilities (776) (473) Net cash provided by operating activities 19,014 12,679 Cash flows from investing activities: Purchases of property and equipment (1,034) (955) Acquisition of licenses and intellectual property (2,500) —     Proceeds from the sale of brands 253 450 Change in restricted cash 7,714 32,311 Net cash provided by investing activities 4,433 31,806 Cash flows from financing activities: Payment of contingent consideration (27,305) (30,671) Repayment of long-term debt (13,400) (35,550) Deferred payment on acquisition of license and intellectual property 1,000 —     Proceeds from new debt —     38,187 Payment of debt issuance costs —     (3,862) Payment of Class C dividends (750) (876) Net cash used in financing activities (40,455) (32,772) Net (decrease) increase in cash and cash equivalents (17,008) 11,713 Cash and cash equivalents, beginning of year 19,873 8,160 Cash and cash equivalents, ending of year $ 2,865 19,873 Supplemental disclosures of cash flow information: Interest paid $ 39,673 40,135 Income taxes paid 242 192 See accompanying notes to consolidated financial statements. 6

INSIGHT PHARMACEUTICALS CORPORATION AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2013 and 2012 (Dollars in thousands) 7 (Continued) (1) Nature of Business Insight Pharmaceuticals Corporation and Subsidiary (hereinafter referred to as the Company or Insight) markets, distributes, and sells quality healthcare products to consumers, principally through the drug, mass merchandising, and food channels of distribution. The Company outsources its warehousing and distribution operations and employs contract manufacturers to make products that are sold primarily in North America. (2) Summary of Significant Accounting Policies (a) Principles of Consolidation The consolidated financial statements of the Company include the accounts of Insight Pharmaceuticals Corporation and its wholly owned subsidiary, Insight Pharmaceuticals, LLC. All significant intercompany accounts and transactions have been eliminated in consolidation. (b) Revenue Recognition Revenue is recognized when the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists, and the sales price is fixed and determinable. Net sales include the sales price, net of promotional allowances specifically identified for the related products sold, less sales returns, pricing credits, unsalables, and miscellaneous sales adjustments. Sales returns and pricing credits are directly attributable to the products sold. The Company estimates its sales returns allowance based on past experience. (c) Cash and Cash Equivalents and Restricted Cash For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company maintains its cash and cash equivalents in bank deposit accounts, which, at times, may exceed federally insured limits. The Company does not believe it is exposed to any significant credit risk on cash and cash equivalents. Restricted cash represented cash that the Company was required to maintain in a separate account solely for the purpose of paying contingent consideration to the seller of the Monistat brand. During 2013, the Company made payments to the Seller from the restricted cash account which exhausted the required balance. See note 3. (d) Accounts Receivable Trade receivables are carried at original invoice amount less an estimate made for doubtful receivables and other allowances. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when cash is received.

INSIGHT PHARMACEUTICALS CORPORATION AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2013 and 2012 (Dollars in thousands) 8 (Continued) (e) Inventories Inventories are stated at the lower of cost, determined on the first-in, first-out method, or market. The Company records as a charge to cost of goods sold any amount required to reduce the carrying value of inventories to the net realizable sales value. (f) Property and Equipment Property and equipment are stated at cost. Depreciation is computed on a straight-line basis over the following estimated useful lives: Furniture and fixtures 7 years Machinery and equipment 3 years Computer equipment and software 3 years (g) Impairment of Long-Lived Assets The Company reviews long-lived assets, including property and equipment and intangible assets subject to amortization, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, then an impairment charge is recognized for the amount by which the carrying value of the asset exceeds the fair value of the asset. (h) Intangible Assets Intangible assets consist of goodwill, trademarks, and customer relationships. Goodwill reflects the costs in excess of the fair value of the net assets acquired in purchase transactions. Trademarks are related to the purchase of over-the-counter pharmaceutical brands. The Company accounts for goodwill and trademarks in accordance with Accounting Standards Codification (ASC) 350, Intangibles – Goodwill and Other. In 2012, the Company changed its annual impairment test date from December 31 to September 30. The Company tests goodwill for impairment using the two-step process prescribed by ASC 350. The first step tests for potential impairment and the second step measures the amount of impairment, if any. There was no impairment of goodwill during 2013 or 2012. The Company annually evaluates current events and circumstances (including period to period sales and profitability by brand, industry trends, projected sales and gross margins, and advertising effectiveness) to determine whether the infinite life classification for a trademark continues to be valid. If the Company determines the indefinite life classification is no longer valid, the Company will begin to amortize the trademark over its estimated useful life.

INSIGHT PHARMACEUTICALS CORPORATION AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2013 and 2012 (Dollars in thousands) 9 (Continued) The Company tests its indefinite lived trademarks for impairment annually, or if events or circumstances indicate the trademarks might be impaired. During 2013, based on the results of the annual impairment test, the Company recognized an impairment of $1,400. See note 5. No impairment of trademarks was recognized during 2012. Customer relationships are being amortized on an accelerated basis over an estimated five-year life. (i) Deferred Debt Issuance Costs Costs incurred in connection with procuring debt, consisting primarily of debt origination fees, are deferred and amortized as a charge to income, over the term of the related debt, using the effective-interest method. (j) Income Taxes Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. (k) Derivatives Certain of the Company’s derivative instruments do not qualify for hedge accounting treatment under the Financial Accounting Standards Board guidance for derivatives and hedging; for others, the Company chooses not to maintain the required documentation to apply hedge accounting treatment. These undesignated instruments are used to economically hedge the Company’s exposure to fluctuations in the interest rates on certain portions of the Company’s floating rate debt. The Company’s derivative policy permits the use of undesignated derivatives and the change in fair value is reported currently through earnings in gain or loss on interest rate swap and cap on the Company’s consolidated statements of operations. At December 31, 2013 and 2012, the notional principal amount of the swap was $27,550 and $31,350, respectively, which reduces as debt principal payments are made, and which matures on April 1, 2014. For the years ended December 31, 2013 and 2012, the Company recorded a gain of $345 and $334 on this instrument, respectively. A swap liability of $78 and $423 is included in the accompanying consolidated balance sheets as of December 31, 2013 and 2012, respectively. The fair value of the Company’s interest rate swap is the estimated amount the Company would receive or pay to terminate these agreements at the reporting date, taking into account current interest rates and

INSIGHT PHARMACEUTICALS CORPORATION AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2013 and 2012 (Dollars in thousands) 10 (Continued) the creditworthiness of the counterparty for assets and creditworthiness of the Company for liabilities. See note 13 for additional disclosure on the fair value of this interest rate swap. At December 31, 2013, the notional principal amount of the cap was $167,350, which reduces as debt principal payments are made, and which matured on January 1, 2014. For the years ended December 31, 2013 and 2012, the Company recorded a loss of $0 and $120, respectively, on this instrument. The fair value of the Company’s cap is the estimated amount the Company would receive or pay to terminate these agreements at the reporting date, taking into account current interest rates and the creditworthiness of the counterparty for assets and creditworthiness of the Company for liabilities. See note 13 for additional disclosure on the fair value of this cap. (l) Marketing and Sales Expenses Marketing and sales costs are expensed as incurred. Marketing and sales expenses represent various costs associated with selling the Company’s products including broker commissions, travel expenses, advertising, and promotion costs. Advertising costs represent various media expenses to promote brand awareness and were $19,849 and $23,315 for the years ended December 31, 2013 and 2012, respectively. Promotion costs are composed of marketing costs including displays, market research expenditures, and package design costs. (m) Research and Development Cost Research and development costs are charged to operations in the period incurred and were $1,434 and $606 for the years ended December 31, 2013 and 2012, respectively. (n) Supply Chain Transition Costs The Company incurred costs of $8,517 related to switching suppliers for one of its main products. The costs primarily relate to termination penalties from the old supplier, but also include costs for packaging changes, consulting fees, and salary expense for employees working on the transition. (o) Stock-Based Compensation The Company has a stock option plan, which is accounted for under ASC 718, Compensation – Stock Compensation, which addresses accounting for equity-based compensation arrangements, including employee stock options, and requires entities to measure the cost of employee services received in exchange for awards of equity instruments at the grant date of the award using a fair-value-based method. The Company measures employee stock-based awards at grant-date fair value and records employee compensation expense on a straight-line basis over the vesting period of the award. Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions, including the fair value of the Company’s common stock and for stock options, the expected life of the option, and expected stock price volatility. The Company uses the Black-Scholes option pricing model to value its stock option awards. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent

INSIGHT PHARMACEUTICALS CORPORATION AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2013 and 2012 (Dollars in thousands) 11 (Continued) uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards. The expected life of stock options was estimated using the “simplified method,” as the Company has no historical information to develop reasonable expectations about future exercise patterns and post vesting employment termination behavior for its stock options grants. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. For stock price volatility, the Company uses comparable public companies as a basis for its expected volatility to calculate the fair value of options grants. The risk-free interest rate is based on U.S. Treasury notes with a term approximating the expected life of the option. (p) Use of Estimates The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. (q) Subsequent Events The Company considered all subsequent events through April 9, 2014, the date the consolidated financial statements were available to be issued. (3) Acquisitions On August 26, 2011, the Company acquired substantially all of the assets, consisting primarily of intellectual property and inventory used in connection with the Monistat brand from McNEIL-PPC, Inc. (the Seller) for $353,453, including contingent consideration with an estimated fair value of $68,399. The Company financed this transaction and refinanced its then existing debt, with an additional capital contribution of $65,000, and a new credit facility totaling $420,000 ($255,000 First Lien, $145,000 Second Lien, and $20,000 Revolving Loan Commitment) as further described in note 6. The contingent consideration arrangement required the Company to pay quarterly amounts to the Seller based on gross sales of Monistat in 2012 and 2013, up to a maximum amount of $90,000. During 2013 and 2012, the Company paid the Seller $28,825 and $32,348, respectively, under the arrangement. The remaining estimated undiscounted amount of payments to be paid under the contingent consideration arrangement at December 31, 2013 is $5,541. At the time of acquisition a $40,000 restricted cash account was set aside specifically for payment to the Seller in connection to this agreement. For the years ended December 31, 2013 and 2012, the Company accreted $1,637 and $5,175, respectively, of interest expense related to this liability which is recorded as accretion on contingent consideration on the consolidated statements of operations. For the years ended December 31, 2013 and 2012, the Company recognized $2,616 and $8,011, respectively, of income as a result of a decrease in the estimated amounts due for contingent consideration due to a decrease in Monistat gross revenues, net of other miscellaneous adjustments. The Company recorded $5,498 and $35,302, respectively, as the estimated fair value of the estimated payments in the consolidated balance sheets as of December 31, 2013 and 2012, net of other miscellaneous adjustments.

INSIGHT PHARMACEUTICALS CORPORATION AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2013 and 2012 (Dollars in thousands) 12 (Continued) The acquisition was recorded in accordance with ASC 805, Business Combinations. As a result of the acquisition, the Company increased its market share in quality healthcare products sold to consumers using preexisting infrastructure and distribution channels established by the Company. On September 4, 2013, the Company entered into an exclusive licensing agreement with Common Sense Limited. This agreement provides the Company exclusive access to patented technology in connection with women’s health and home diagnostics, and to otherwise use, make, distribute, offer for sale, promote, advertise, or import the products in the United States. Upon execution of the license agreement, the Company paid Common Sense Limited $1,500. An additional $1,000 was paid to Common Sense Limited in March 2014. The Company will pay up to an additional $3,500 in contingent consideration milestones upon the achievement of certain regulatory and commercialization events for products to be sold over-the- counter. There are also royalty payments to be paid at varying percentages of net sales for these products, which range from 5% to 7% depending on the year. (4) Property and Equipment Property and equipment consisted of the following as of December 31, 2013 and 2012: 2013 2012 Furniture and fixtures $ 332 310 Machinery and equipment 1,296 589 Computer equipment and software 1,040 735 2,668 1,634 Less accumulated depreciation 794 446 $ 1,874 1,188 Depreciation expense for the years ended December 31, 2013 and 2012 was $348 and $225, respectively. (5) Intangible Assets Intangible assets subject to amortization as of December 31, 2013 consist of the following: Weighted average Gross Net amortization carrying Accumulated carrying period amount amortization amount Customer relationships 5 $ 865 (773) 92 Trademarks subject to amortization 13 57,662 (1,179) 56,483

INSIGHT PHARMACEUTICALS CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

(Dollars in thousands)

Intangible assets subject to amortization as of December 31, 2012 consist of the following:

	Weighted average amortization period		Gross carrying amount	Accumulated amortization	Net carrying amount
Customer relationships	5	$	865	(643)	222

Changes in the carrying amount of trademarks with indefinite lives and goodwill for the years ended December 31, 2013 and 2012 are as follows:

		2013		2012	
		Trademarks	Goodwill	Trademarks	Goodwill
Balance, January 1	$	503,488	8,949	503,831	8,949
Sale of brands		(569)		(343)	—
Trademarks subject to amortization		(55,162)	—	—	—
Impairment charge		(1,400)	—	—	—
Balance, December 31	$	446,357	8,949	503,488	8,949

In 2013, the Company determined that certain brands with a carrying value of $55,162 have finite lives and started amortizing the trademark values over their estimated lives (ranging from 10 to 20 years, with a weighted average period of 15 years at December 31, 2013). In 2013, it was also determined that the carrying value of the Gentle Naturals trademark exceeded its fair value, and accordingly, an impairment charge of $1,400 was recognized. The Company considers its remaining trademarks to have indefinite lives.

In November 2013, the Company sold the Caldecort, Chooz, Tanac, Triptone, and Privine brands for $253 in cash. The reduction of $569 to trademarks represents the book value of the trademarks of the brands sold. A loss of $316 was recognized in connection with the sale.

In October 2012, the Company sold the Nice brand for $450 in cash and a note for $50. The reduction to trademarks of $343 represents that portion of the sale price that was attributable to the Nice trademark. There was no gain or loss recognized.

Amortization expense (including the impairment charge) recognized on all amortizable intangibles for the years ended December 31, 2013 and 2012 was $2,709 and $197, respectively.

13 (Continued)

INSIGHT PHARMACEUTICALS CORPORATION AND SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2013 and 2012
(Dollars in thousands)

The Company will recognize amortization expense related to customer relationships and trademarks as follows:

		Customer relationships	Trademarks
Year ending December 31:			
2014	$	66	5,039
2015		26	5,039
2016		—	5,039
2017		—	5,039
2018		—	5,039
2019 and thereafter		—	31,288
	$	92	56,483

(6) Debt

Long-term debt as of December 31, 2013 and 2012 is as follows:

		2013	2012
First Lien	$	276,600	290,000
Second Lien		112,000	112,000
Long-term notes payable		388,600	402,000
Less current portion		2,794	2,900
Notes payable, net of current portion	$	385,806	399,100

In October 2012, the Company repriced its then existing debt with a new credit facility totaling $422,000 ($290,000 First Lien, $112,000 Second Lien, $20,000 Revolving Loan Commitment). In connection with this repricing the interest on the First Lien was reduced from LIBOR plus 6.00% with a 1.50% floor to LIBOR plus 5.00% with a 1.25% floor. In addition, the Company increased its First Lien borrowing by $38,188 and used the additional proceeds to reduce its Second Lien by $33,000 and pay fees of $5,188.

The First Lien requires quarterly principal payments of $725 on January 1 and April 1, 2013, and $699 commencing July 1, 2013 with the balance payable in August of 2016. Principal payments were reduced due to the Company making a $10,553 excess cash flow payment as required based on the results of the Leverage Ratio per the Company's debt covenants. The First Lien bears interest at LIBOR plus an applicable margin (5.0% at December 31, 2013) and is subject to certain affirmative and negative covenants, which, among other matters, require the Company to maintain certain financial ratios, limit capital expenditures, limit distributions to the Company's stockholders, limit fees paid to the Company's directors, and limit management fees paid to the Company's stockholders.

14 (Continued)

INSIGHT PHARMACEUTICALS CORPORATION AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2013 and 2012 (Dollars in thousands) 15 (Continued) The Second Lien bears interest at LIBOR plus an applicable margin (11.75% at December 31, 2013) and matures in August 2017. In addition, if any amount of the loan is paid prior to the due date, there will be a prepayment fee calculated as a percentage of the loan ranging from 3.00% to 1.00%. The loan is subject to certain affirmative and negative covenants, which, among other matters, require the Company to maintain certain financial ratios, limit capital expenditures, limit distributions to the Company’s stockholders, limit fees paid to the Company’s directors, and limit management fees paid to the Company’s stockholders. The revolving loan commitment of $20,000 bears interest at LIBOR plus 5.00%, has a due date of August 2016 and can be used to fund the contingent consideration payments (note 3) or to fund operations. As of December 31, 2013 and 2012, no amounts were outstanding under this revolving loan. Under the credit agreement terms, the Company is required to pay a quarterly commitment fee equal to 0.5% of the unused commitment. Under these credit facilities, the Company’s obligations are secured by a lien on substantially all of the Company’s assets. The Second Lien is subordinated to the Company’s First Lien. The aggregate maturities of long-term debt are as follows as of December 31, 2013: 2014 $ 2,794 2015 2,794 2016 271,012 2017 112,000 Total $ 388,600 Amortization of deferred debt issuance costs for the years ended December 31, 2013 and 2012, including amounts written off in 2012 in connection with the repricing of its then existing debt was $4,471 and $4,188, respectively. (7) Stockholders’ Equity (a) Common Stock The Company is authorized to issue 2,500,001 shares of common stock. This includes 1,250,000 shares of Class A common stock, par value $0.001 per share; 1,250,000 shares of Class B common stock, par value $0.001 per share; and 1 share of Class C common stock, par value $0.001 per share. In 2011, the Company issued 1,162,500 shares of the Class A common stock; 1,162,500 shares of the Class B common stock; and 1 share of the Class C common stock. Class A common stock shares have the right to vote on all matters with the exception of election of directors of the Company; the right to participate in dividends when declared by the board of directors of the Company except for special dividends paid to the owner of the Class C shares; and the right to participate in distributions upon the liquidation, dissolution, or winding-up of the affairs of the Company.

INSIGHT PHARMACEUTICALS CORPORATION AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2013 and 2012 (Dollars in thousands) 16 (Continued) Class B common stock shares have the right to vote for the election of directors of the Company and the right to receive $0.002 per share upon the liquidation, dissolution, or winding-up of the affairs of the Company. Class C common stock shares have the right to receive a special dividend on terms and conditions set forth in an agreement between the Company and shareholder and the right to vote on any matter that would adversely affect the rights and preferences of the Class C common stock with respect to the special dividends. (b) Stock Option Plan On June 17, 2009, the Company adopted a stock option plan (the Plan). The Plan is a compensation benefit plan designed to provide incentives to present and future employees, directors, officers, consultants, or advisors of the Company and falls within the meaning of Rule 701 of the Securities Act of 1933, as amended. A committee of the board of directors has the sole authority to grant options. The Plan, as amended, authorizes a maximum of 100,000 shares to be granted and if any options previously granted are forfeited, they will become available for future grants. The Plan vests in increments of 20% per year on each anniversary date and ending on the fifth anniversary. No incentive stock options will be granted after June 17, 2019. Consistent with Section 422(b) of the Internal Revenue Code, the options (i) shall have an exercisable price per share of common stock of not less than 100% of the fair market value at the date of the grant, (ii) shall not be exercisable 10 years after date of grant, (iii) shall generally not be transferable other than by will or under the laws of descent and distribution and, during the lifetime of the participant, to whom such incentive stock options were granted, may be exercised only by such participant, and (iv) shall generally be exercisable only during the participant’s employment with certain exceptions. The Company used the Black-Scholes option pricing model to estimate the grant˗date fair value of the stock-based awards with the following weighted average assumptions for the indicated periods: 2013 2012 Dividend yield —% —% Expected volatility 47% 47% Risk-free interest rate 0.80% 0.80% Expected life of options 4.0 years 7.5 years As of December 31, 2013 and 2012, there was $1,265 and $1,496, respectively, of unrecognized compensation costs related to share-based payments, which are expected to be recognized over a weighted average period of four years. Compensation expense was $390 and $292, respectively, for the years ended December 31, 2013 and 2012. The weighted average grant-date fair value for stock options granted in 2013 and 2012 was $78.15 and $55.59, respectively.

INSIGHT PHARMACEUTICALS CORPORATION AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2013 and 2012 (Dollars in thousands) 17 (Continued) The following table represents stock option activity for the years ended December 31, 2013 and 2012: Weighted Weighted average average remaining Number of exercise contractual shares price life Outstanding at December 31, 2011 53,500 73.20 Granted 26,306 127.09 Exercised — — Forfeited (1,500) 131.45 Balance as of December 31, 2012 78,306 90.19 Granted 3,000 234.00 Exercised — — Forfeited — — Balance as of December 31, 2013 81,306 95.49 6.90 Exercisable at December 31, 2013 38,456 79.48 6.30 Shares available for future stock option grants to employees under the existing Plan were 18,694 and 21,694 as of December 31, 2013 and 2012, respectively. (8) Income Taxes The provision for income taxes is comprised of the following as of December 31, 2013 and 2012: 2013 2012 Current $ 90 97 Deferred 6,222 11,996 $ 6,312 12,093

INSIGHT PHARMACEUTICALS CORPORATION AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2013 and 2012 (Dollars in thousands) 18 (Continued) Current taxes arise principally from state income taxes. The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income for the years ended December 31, 2013 and 2012, due to the following: 2013 2012 Computed "expected" income tax liability $ 6,098 10,076 Increase (reduction) resulting from: Nondeductible expenses 152 106 State income taxes, net of federal tax benefit 838 1,452 State deferred rate change (592) 436 Other, net (184) 23 $ 6,312 12,093 Net deferred tax assets and liabilities consist of the following components as of December 31, 2013 and 2012: 2013 2012 Deferred tax assets: Net operating loss carryforwards $ 17,714 12,501 Allowance for doubtful accounts 10 10 Allowance for returned goods 680 785 Interest rate swap 120 259 Accrued expenses and other 1,022 595 Transaction related expenses 4,122 4,701 Contingent consideration 2,155 14,043 25,823 32,894 Deferred tax liabilities: Difference between book and tax basis in: Fixed assets and intangible assets (58,402) (59,051) Other expenses (109) (309) (58,511) (59,360) $ (32,688) (26,466) In assessing the realizability of deferred tax assets, management considers whether it is more-likely-than- not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods), projected future taxable income, and tax planning strategies in making this assessment. In order to fully realize the deferred tax asset, the Company will need to generate future taxable income prior to the expiration of the net operating loss carryforwards.

INSIGHT PHARMACEUTICALS CORPORATION AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2013 and 2012 (Dollars in thousands) 19 (Continued) The components giving rise to the net deferred tax assets and liabilities described above have been included in the accompanying consolidated balance sheets as of December 31, 2013 and 2012 as follows: 2013 2012 $ 3,878 14,166 Noncurrent liabilities (36,566) (40,632) $ (32,688) (26,466) Current asset At December 31, 2013, the Company has net operating loss carryforwards for federal income tax purposes of $44.6 million, which are available to offset future federal taxable income, if any, through 2033. The Company has net operating loss carryforwards for state income tax purposes of $39.1 million which are available to offset future state taxable income through 2033. Under the Tax Reform Act of 1986 and certain state statutes, the utilization of a corporation’s net operating loss carryforward is limited following a greater-than-50% change in ownership during a three-year period. Any unused annual limitation may be carried forward to future years for the balance of the net operating loss period. Under these rules, prior ownership changes may create a limitation in the Company’s ability to use certain tax carryforwards for federal and state income tax purposes. Certain state net operating losses may also be limited, including those related to Pennsylvania, which has a dollar limitation on the amount of net operating losses utilized in any one year. The Company recognized the tax benefit of uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position, the tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The guidance on accounting for uncertainty in income taxes also addresses derecognition, classification, interest and penalties on income taxes, and accounting in interim periods. Management has evaluated the Company’s historical tax positions and has concluded that the Company has taken no uncertain tax positions that require a reserve to be provided in these consolidated financial statements. The Company files domestic federal and state income tax returns. For years prior to 2010, the Company is no longer subject to income tax examinations by the U.S. federal, state, or local taxing authorities. (9) Significant Customers Three customers represented approximately 55% of net sales for the year ended December 31, 2013, with three customers representing 26%, 17%, and 12%. These three customers represented approximately 55% of accounts receivable as of December 31, 2013. Three customers represented approximately 54% of net sales for the year ended December 31, 2012, with three customers representing 23%, 17%, and 14%. These three customers represented approximately 56% of accounts receivable as of December 31, 2012.

INSIGHT PHARMACEUTICALS CORPORATION AND SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2013 and 2012
(Dollars in thousands)

(10) Related-Party Transactions

The Company is party to a management agreement with the Company's stockholders, pursuant to which the Company pays an annual base fee of $750 plus dividends of $750 on Class C shares. The fees and dividends are payable quarterly and the Company is billed for expenses and additional special projects as incurred, subject to limitations under the terms of the Company's credit facilities. Total amounts paid with respect to the management agreement were management fees and expenses of $991 and $954 in 2013 and 2012, respectively, and Class C dividends of $750 and $876 in 2013 and 2012, respectively.

Effective January 1, 2011, the Company engaged The Emerson Group and Emerson Healthcare (Emerson) to provide selling and logistics related services to the Company. A principal of Emerson subsequently became a stockholder and is a member of the Company's Board of Directors. Fees paid in 2013 and 2012 to Emerson in connection to services provided to the Company were $6,950 and $7,632, respectively.

(11) Commitments and Contingencies

In March 2012, the Company entered into a lease for new office space. Future minimum lease payments under the Company's operating lease agreements for its office space is as follows:

Year ending December 31:		
2014	$	364
2015		387
2016		394
2017		402
2018		409
2019 and thereafter		311
Total	$	2,267

Rent expense for the years ended December 31, 2013 and 2012 was $328 and $137, respectively.

The Company is party to various claims arising in the ordinary course of business. Although the ultimate outcome of the matters is presently not determinable, management, after consultation with legal counsel, does not believe that the outcome of these matters will have a material adverse effect on the Company's financial position or results of operations.

(12) Benefits

The Company has a 401(k) "safe harbor" plan that covers all employees and allows for a maximum match of 6% of compensation or a maximum of $17 per individual. For the years ended December 31, 2013 and 2012, the Company contributed $237 and $171, respectively, to the plan.

(13) Fair Value of Financial Instruments

Accounts receivable, accounts payable, and accrued expenses are reflected in the consolidated financial statements at carrying value, which approximates fair value because of the short-term nature of these instruments. The Company believes that the carrying value of the Company's long-term debt approximates

20

(Continued)

INSIGHT PHARMACEUTICALS CORPORATION AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2013 and 2012 (Dollars in thousands) 21 (Continued) fair value based on the variable rates and the current rates available to the Company for similar instruments. The estimated carrying and fair values of the Company’s financial instruments are as follows: 2013 2012 Carrying Estimated Carrying Estimated value fair value value fair value Financial assets: Interest rate cap $ — — — — Financial liabilities: Interest rate swap $ (78) (78) (423) (423) The fair value of the interest rate cap and swap are the estimated amount the Company would receive (pay) to terminate the agreements at the reporting date, taking into account current interest rates. The Company also considers the creditworthiness of the cap and swap counterparties for assets and creditworthiness of the Company for liabilities. The Company follows ASC 820, Fair Value Measurements and Disclosures, and applies it to all assets and liabilities that are being measured and reported on a fair value basis. The statement requires that assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories: Level 1: Quoted market prices in active markets for identical assets or liabilities Level 2: Observable market based inputs or unobservable inputs that are corroborated by market data Level 3: Unobservable inputs that are not corroborated by market data The level in the fair value within which a fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s interest rate cap and swap are pay-fixed, receive-variable interest rate instruments based on LIBOR cap and swap rates. The LIBOR cap and swap rates are observable at commonly quoted intervals for the full term of the swaps, and, therefore, are considered Level 2 measurements in 2013 and 2012. See note 2 for additional disclosure on derivatives. Certain assets and liabilities are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). The fair value of the trademarks and other intangibles and goodwill are considered Level 3 measurements.

INSIGHT PHARMACEUTICALS CORPORATION AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2013 and 2012 (Dollars in thousands) 22 Trademarks measured at fair value on a nonrecurring basis relate to trademarks that were acquired in connection with an acquisition. There was an impairment loss of $1,400 recognized in 2013 and no impairment loss was recognized in 2012. The fair value of these intangible assets was calculated based upon discounted cash flow projections. These projections incorporate management’s assumptions about future cash flows based upon past experience and future expectations. The expected cash flows are then discounted using a discount rate that the Company believes is commensurate with the risks involved. The Company used a discount rate of 11% to 19% and 10% to 20% at December 31, 2013 and 2012, respectively, to reflect current market conditions. Goodwill is measured at fair value on a nonrecurring basis. There were no impairment losses recorded in the years ended December 31, 2013 and 2012. The fair value of goodwill was calculated using an income approach and a market approach. These approaches incorporated management’s assumptions about future cash flows based on past experience and future expectations and financial metrics from comparable public companies.